Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is executed as of October 29, 2010, by and among FCC INVESTMENT TRUST I, a Delaware statutory trust (the “Borrower”), FORTRESS CREDIT CO LLC, a Delaware limited liability company (“Fortress”), in its capacity as the administrative agent (the “Administrative Agent”), FORTRESS CREDIT FUNDING I LP, as a Lender, FORTRESS CREDIT FUNDING III LP, as a Lender, FORTRESS CREDIT OPPORTUNITIES I L.P., as a Lender (collectively, the “Lenders”), FCC FINANCE, LLC, a Delaware limited liability company, as the servicer (the “Servicer”), U.S. BANK NATIONAL ASSOCIATION, as the collateral custodian (the “Collateral Custodian”) and LYON FINANCIAL SERVICES, INC. (d/b/a U.S. Bank Portfolio Services), as the backup servicer (the “Backup Servicer”).  Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement (defined below).

PRELIMINARY STATEMENTS

WHEREAS, the parties hereto entered into that certain Credit Agreement, dated as of November 10, 2008 (as further amended, supplemented, modified or restated from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 13.1 of the Credit Agreement, the Borrower, the Servicer, the Administrative Agent and the Required Lenders and, to the extent affected thereby, the Collateral Custodian and the Backup Servicer may amend and supplement the provisions of the Credit Agreement; and

WHEREAS, in connection with the termination of the Revolving Credit Agreement (as defined herein) and the related sale and assignment of certain assets from CLST Asset Trust II to the Borrower, the parties hereto desire to amend the Credit Agreement in certain respects as provided herein.

NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties to this Amendment hereby agree to amend the Credit Agreement as follows:

ARTICLE I

CONSENT AND WAIVER

Section 1.01.  Consent.

The Borrower hereby requests that the Administrative Agent and each of the Lenders consent, and by signing below each of the Administrative Agent and the Lenders do hereby consent, to the acquisition by the Borrower from CLST Asset Trust II (“Trust II”) of the portfolio of Receivables set forth on Schedule I to that certain Sale and Assignment, dated as of August 31, 2010 (the “Sale and Assignment”) by and among the Borrower, Trust II and the Revolving Agent (as defined below), and all related security with respect to such Receivables.

In order to facilitate such acquisition, the Lenders hereby agree to fund an increase to the existing Loan to the Borrower in an amount equal to the purchase price for such portfolio of Receivables as set forth in such Sale and Assignment.  The proceeds of the increased amount of such Loan shall be netted against and applied to the aggregate “Loans Outstanding” (and interest thereon) attributable to Trust II under that certain Second Amended and Restated Revolving Credit Agreement, dated as of December 10, 2008 (the “Revolving Credit Agreement”), by and among Trust II, Fortress Credit Corp., as the administrative agent (in such capacity, the “Revolving Agent”), Fortress Credit Opportunities I L.P., as the sole lender (the “Revolving Lender”), U.S. Bank National Association and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services).  This consent is a one—time consent and shall not be construed to be a consent to any other acquisition of Receivables by the Borrower after the date hereof.  Notwithstanding anything in the Revolving Credit Agreement to the contrary, each of the Revolving Agent and the Revolving Lender hereby waives any and all prepayment penalties and fees that might otherwise accrue or become due pursuant to Section 2.3 of the Revolving Credit Agreement in connection with the prepayment of the aggregate “Loans Outstanding” (as defined in the Revolving Credit Agreement) attributable to Trust II under the Revolving Credit Agreement.  Each of Trust II, the Revolving Agent, the Revolving Lender, U.S. Bank National Association and Lyon Financial Services, Inc. hereby acknowledge and agree that (i) upon payment in full of the “Loans Outstanding”, interest thereon, and all other amounts payable by Trust II under the Revolving Credit Agreement on the date hereof, the Revolving Credit Agreement and all documents and agreements related thereto shall be terminated and of no further force and effect, (ii) Trust II shall have no further obligations under Section 11.1 or Section 13.9 of the Revolving Credit Agreement or in respect of any breaches of representations or warranties notwithstanding the survival language in Section 13.6 of the Revolving Credit Agreement, and Sections 11.1 and 13.9 of the Revolving Credit Agreement shall be automatically and finally terminated with respect to Trust II and of no further force and effect, and all claims that any of the undersigned may otherwise have directly or indirectly had thereunder or in respect of any breach by Trust II of any representation or warranty shall be automatically released, and (iii) the Revolving Agent shall, within five (5) days following such payment, file termination statements with respect to all liens outstanding against Trust II in connection with the Revolving Credit Agreement (failing which, Trust II shall be automatically authorized without further act or deed to file such termination statements).  Furthermore, the undersigned hereby acknowledge that CLST Asset II, LLC and U.S. Bank Trust National Association intend to cause Trust II to convert into a Delaware limited liability company following Trust II’s payment of the “Aggregate Unpaids” (as defined in the Revolving Credit Agreement), and hereby consent to such conversion.

Section 1.02.  Waiver.

The Borrower hereby requests that the Administrative Agent and each of the Lenders waive, and by signing below each of the Administrative Agent and the Lenders do hereby waive, (i) the Event of Default resulting from the breach of the three-month rolling average Annualized Default Rate set forth in Section 10.1(o) of the Credit Agreement for the September 2009 through and including the September 2010 Collection Periods, (ii) any Event of Default that occurred as a result of any payments being made on behalf of an Obligor by any Person other than the Obligor or any related guarantor prior to the execution date of this Amendment and (iii) any other Event of Default that arose prior to the execution date of this Amendment, including those not declared by the Administrative Agent.  This waiver is a one-time waiver and shall not be construed to be a waiver as to any event or circumstance occurring or existing after the date hereof.  For avoidance of doubt, in connection with the Event of Default waivers granted hereunder, the Administrative Agent and the Lenders hereby waive accrual and collection of interest on the Outstanding Loan Balance at the Default Rate for the period from September 1, 2010 through the execution date hereof (and will instead accrue interest at the applicable non-default rate for such period).

Section 1.03.  Servicer Acknowledgment.

The Servicer hereby acknowledges and agrees that, from and after the date hereof, it shall service those Receivables acquired by the Borrower pursuant to the Sale and Assignment in accordance with the terms and conditions of the Credit Agreement.

Section 1.04.  Collateral Custodian Acknowledgement.

The Collateral Custodian hereby acknowledges and agrees that, from and after the date hereof, it shall hold all Required Receivables Files related to those Receivables acquired by the Borrower pursuant to the Sale and Assignment for the benefit of the Borrower and in accordance with the terms and conditions of the Credit Agreement.

ARTICLE II

AGREEMENTS

Section 2.01.  Escrow Account.  Each of the Borrower, the Administrative Agent and the Lenders hereby agree that the $834,991.40 currently on deposit in account #129306000 held at the Collateral Custodian shall be transferred via wire transfer on the date hereof to an escrow account (#144154000) to be held at the Collateral Custodian.  If on the date on which the last Receivable of the Borrower has been collected or otherwise liquidated, there are insufficient Available Funds to reduce the Aggregate Unpaids to zero, the Administrative Agent shall apply the funds on deposit in the escrow account to the Lenders in reduction of the Aggregate Unpaids.  After the Aggregate Unpaids have been reduced to zero as set forth in the preceding sentence or after the Aggregate Unpaids have otherwise been reduced to zero by other means, all amounts remaining in the escrow account shall be distributed to the Administrative Agent as a fee (as specified in written directions to the Collateral Custodian at such time).  Unless and until the Aggregate Unpaids have been reduced to zero, the Administrative Agent shall not direct the Collateral Custodian, in its capacity as escrow agent of the escrow account, to disburse any funds from the escrow account other than (i) escrow fees and expenses which are due and payable to the escrow agent and (ii) amounts that will be applied toward the Aggregate Unpaids as described above.  In no event shall the Borrower have access to such escrowed funds.

Section 2.02.  Ineligible Receivables.  On the date hereof, the Borrower shall sell and assign to Drawbridge Special Opportunities Fund LP (or an affiliate thereof designated thereby), in accordance with the Purchase Agreement, $176,964.29 (the “Repurchase Amount”) in Receivables that the Administrative Agent and CLST have agreed were ineligible pursuant to the terms of the Purchase Agreement (and which are identified on Schedule A hereto).  An amount equal to $162,892.21 of the Repurchase Amount shall be distributed to the Borrower and

$14,072.08 of the Repurchase Amount shall be applied to the Outstanding Loan Balance in respect of Receivable #34178.  The Borrower hereby acknowledges and agrees that the Repurchase Amount is sufficient to satisfy all outstanding claims in respect of the aforementioned ineligible Receivables and the Borrower shall have no further claims regarding the eligibility of any Receivable purchased under the Purchase Agreement.

Section 2.03.  Servicing Fee Credit.  Each of the Servicer, the Administrative Agent and the Borrower hereby acknowledge and agree that an amount equal to $72,000 in Servicing Fees charged and paid prior to August 31, 2010 was mistakenly charged to the Borrower as a result of calculating such Servicing Fees on the basis of all of the pledged Receivables owned by the Borrower as opposed to only the Eligible Receivables owned by the Borrower.  Of the $72,000, an amount equal to $17,537.17 shall be distributed to the Borrower and the remaining balance of $54,462.83 shall be credited to the Borrower and applied by the Administrative Agent to the Outstanding Loan Balance.

Section 2.04.  Amounts Due and Application of Proceeds.  (a) Attached as Annex A hereto are calculations of (i) the total amount of Aggregate Unpaids under each of the Revolving Credit Agreement and the Credit Agreement immediately prior to giving effect to this Amendment and the Sale and Assignment (including, without limitation, line item amounts for outstanding principal, accrued interest, attorneys’ fees, Servicing Fees, Backup Servicing Fees and Collateral Custodian Fees), (ii) any credits for collections received into any collection or lockbox accounts under each of the Revolving Credit Agreement and the Credit Agreement from the period from August 31, 2010 through September 30, 2010, and the parties to whom such amounts are credited, (iii) the application of the amounts being advanced by the Lenders toward the purchase price being paid by the Borrower to Trust II under the Sale and Assignment, and (iv) the Aggregate Unpaids under the Credit Agreement after giving effect to the payments and applications of funds described above (including, for the avoidance of doubt, after giving effect to the Borrower’s purchase of the Receivables under the Sale and Assignment).  The Borrower, the Administrative Agent and the Lenders hereby acknowledge and agree that, after giving effect to all of the payments and applications of funds described above (including those amounts to be distributed to the Borrower), the Aggregate Unpaids under the Credit Agreement will be as reflected on Annex A, which amount includes an Outstanding Loan Balance after giving effect to all of the payments and applications of funds described above of $25,763,950.23.

(b)           The parties hereto hereby acknowledge and agree that the advance rate applicable to the Receivables acquired by the Borrower from Trust II is based on the “Maximum Advance Rate” as set forth in the Credit Agreement and is unrelated to the purchase price paid by the Borrower to Trust II under the Sale and Assignment.

Section 2.05.  Legal Fees.  The Administrative Agent acknowledges and agrees that $4,877.50 shall be credited against the legal fees otherwise payable by the Borrower in connection with the closing of this Amendment (reflecting a credit for 9 hours of Chris Duerden time from Invoice 34118601 and 1 hour of J. Posternak time and 0.5 hour of Sean Scott time from Invoice 34160768), with the balance of the legal fees payable by Borrower in connection with the closing of this Amendment to be paid on the first Payment Date following the date hereof pursuant to Section 2.6 of the Credit Agreement.

ARTICLE III

AMENDMENTS TO THE CREDIT AGREEMENT

Section 3.01.  Amendments.

(a)           Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions “Fair” and “Fair Servicing Condition” in their entirety.  Further, any and all references in the Credit Agreement to “Fair”, “Fair Servicing Condition” or “Fair Finance Company” are hereby deemed to be deleted and otherwise null and void.

(b)           Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:

“CLST Receivables”:  That certain portfolio of Receivables purchased by the Borrower from CLST Asset Trust II with an effective transfer date of August 31, 2010.”

“Maximum Advance Rate”:  On any Measurement Date, a percentage equal to 81.43995592% minus any 3% reduction thereto upon satisfaction of the conditions under Section 2.9.

(c)           The definition of “Change of Control” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Change of Control”: The failure of CLST to own, directly or indirectly, 100% of the equity interests in the Borrower free and clear of any Lien (other than Permitted Liens); provided that, CLST may sell all or a portion of the equity interests in the Borrower to a third party in the manner permitted by Section 13.18.

(d)           The definition of “Credit and Collection Policy” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows (and hereby deemed to be put into the proper alphabetical ordering in Section 1.1); provided that any and all references to “Credit and Collection Policy” in the Credit Agreement are hereby deemed to mean “Collection Policy”:

“Collection Policy”:  With respect to the initial Servicer, the written collection policies and procedures manual of FCC Finance, LLC set forth on Schedule V, as such collection policy may be amended or supplemented from time to time in accordance with Section 5.3(f), or, with respect to the Backup Servicer or any successor Servicer, the customary collection policies and procedures of such successor Servicer.

(e)           The definition of “Defaulted Receivable” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Defaulted Receivable”:  A Receivable as to which any of the following has occurred:  (a) all or any portion of a contractual payment due under such Receivable is 121 or more days past due, (b) the payment terms related to such Receivable have been restructured or modified (other than (i) as permitted under Section 6.3 or Section 6.4(a) with the consent of the Administrative Agent, in its sole discretion, or (ii) with the consent of both the Borrower and the Administrative Agent, each in its respective sole discretion) in any way due to credit reasons or for the purpose of preventing such Receivable from becoming a Defaulted Receivable after the Closing Date, (c) a charge-off has been taken with respect to such Receivable as a result of a bankruptcy proceeding or otherwise, (d) the Servicer has reasonably determined in accordance with the Collection Policy, the Servicing Standard or otherwise that such Receivable is not collectible or (e) any of the Borrower, the Servicer, any Affiliate thereof or any other Person affiliated, under the employ or at the direction of the foregoing has made (directly or indirectly) any principal, interest or other payments due on such Receivable on behalf of the related Obligor to prevent such Receivable from becoming past due or for any other reason.

(f)            The definition of “Eligible Receivable” in Section 1.1 of the Credit Agreement is hereby amended by adding the following new clause (v):

“(v)  none of the Borrower, the Servicer, any Affiliate thereof or any other Person affiliated, under the employ or the direction of the foregoing has made (directly or indirectly) any principal, interest or other payments due on such Receivable on behalf of the related Obligor to prevent such Receivable from becoming past due or for any other reason.”

(g)           The definition of “Facility Amount” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Facility Amount”:  $25,763,950.23.”

(h)           The definition of “Interest Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Interest Rate”:  A per annum interest rate equal to the sum of the LIBOR Rate and 5.50%.”

(i)            The definition of “Maximum Advance” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maximum Advance”:  On any Measurement Date, an amount equal to (i) the sum for each Eligible Receivable (including, for the avoidance of doubt, each CLST Receivable that is an Eligible Receivable) of the product of (a) the Maximum Advance Rate and (b) the Outstanding Receivable Balance of such Receivable on such Measurement Date.

(j)            The definition of “Servicing Fee” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Servicing Fee”:  The servicing fee payable to the Servicer or the successor Servicer on each Payment Date in arrears in respect of each Collection Period, which fee shall be equal to (a) in the case of the Backup Servicer if appointed as successor Servicer hereunder, the Successor Servicer Administration Fee (as defined in the Backup Servicer Fee Letter) or (b) in the case of any other Servicer, the product of (i) the Servicing Fee Rate, (ii) the aggregate Outstanding

Receivable Balance of all Receivables being serviced by the Servicer as of the first Business Day of the related Collection Period and (iii) the actual number of days in such Collection Period divided by 360.

(k)                                  Section 1.4 of the Credit Agreement is hereby amended by adding the following new clause (h):

“(h)  reference to any threshold number in respect of the breach of a delinquency or default trigger shall be on an absolute basis (i.e., if the threshold number is 12% there shall be no consideration given as to whether the breach of such number is minimal if the number calculated is in excess of 12%; e.g., 12.0001% shall be considered a breach of the trigger).”

(l)                                     Section 2.1(a) of the Credit Agreement is hereby amended by replacing the amount “$34,891,977.97” with the amount “$25,763,950.23”.

(m)                               Section 2.6(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e)           to the Administrative Agent, for the account of each applicable Lender in reduction of the Outstanding Loan Balance, an amount equal to (i) the Required Reduction Amount, if any and (ii) if any Event of Default under Section 10.1(n) or (o) has occurred and is continuing, the three-month rolling average Annualized Default Rate exceeds 12.0% (or such greater percentage as may be in effect pursuant to Section 2.9) for the related Collection Period or the three-month rolling average Delinquent Accounts Ratio exceeds 11.0% (or such greater percentage as may be in effect pursuant to Section 2.9) for the related Collection Period, all remaining amounts;

(n)                                 Section 2.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.9.  Trigger Buy-Up.

At any time prior to the occurrence of an Event of Default (or after the waiver of an Event of Default), the Borrower shall be entitled, at its option, to reduce the Outstanding Loan Balance by making a payment thereon in an amount not less than the difference between (a) the Outstanding Loan Balance prior to such reduction minus (b) the Maximum Advance after giving effect to a 3% reduction in the Maximum Advance Rate, in exchange for an increase in the Annualized Default Rate triggers in Sections 2.6(e) and 10.1(o) to 13% and an increase in the Delinquent Accounts Ratio triggers in Sections 2.6(e) and 10.1(n) to 12%; provided that (i) the Borrower shall give two (2) Business Day’s prior written notice of such repayment of the Outstanding Loan Balance and reduction of the Maximum Advance Rate to the Administrative Agent and (ii) such notice shall specify the amount to be deposited into the Collection Account for application to the reduction of the Outstanding Loan Balance.  For the avoidance of doubt, (x) the Borrower must reduce the Outstanding Loan Balance by an amount sufficient such that after giving effect thereto the Outstanding Loan Balance is less than the Maximum Advance (after giving effect to the reduction in the Maximum Advance Rate of 3%), (y) such reduction of the Outstanding Loan Balance shall be a one-time action and may not occur in increments, and

(z) such increase in the Annualized Default Rate trigger and the Delinquent Accounts Ratio trigger can only be achieved pursuant to this Section 2.9.”

(o)                                 Section 6.4(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                 Collection Efforts, Modification of Collateral.  The Servicer will use commercially reasonable efforts to collect, or cause to be collected, all payments called for under the terms and provisions of the Receivables included in the Collateral as and when the same become due in accordance with the Collection Policy and the Servicing Standard.  The Servicer may not waive, modify or otherwise vary any provision of an item of Collateral without the prior written consent of the Borrower, other than waivers, modifications and other variances that are expressly permitted by the Collection Policy or this Section 6.4.”

(p)           Section 6.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.5                 Realization Upon Defaulted Receivables.

(a)                                                          The Servicer will use commercially reasonable efforts consistent with the Servicing Standard and Applicable Law in realizing upon each Defaulted Receivable and Related Security, and employ practices and procedures (including commercially reasonable efforts) to enforce all obligations of Obligors (which may include altering the payment and interest terms of any Defaulted Receivable with the prior written approval of the Borrower).  Without limiting the generality of the foregoing, the Servicer may (a) unless the Administrative Agent has specifically given instruction to the contrary, (i) foreclose upon any property securing the Defaulted Receivable and cause the sale of any such property, or (ii) turn the Defaulted Receivable over to a collection agency for collection, or (b) with the consent of the Borrower (other than during the existence of any Event of Default), sell the Defaulted Receivable for its fair market value (as determined by the Servicer in good faith) to an independent third-party purchaser or alter the interest rate or other payment terms of the Defaulted Receivable (whether or not in accordance with the Collection Policy).  The Servicer will remit to the Collection Account the Recoveries received in connection with the sale or disposition of a Defaulted Receivable.  In addition, the Borrower, with the prior written consent of the Administrative Agent (which shall not be unreasonably withheld), may retain a third party servicer that has been approved in writing by the Administrative Agent to service all (but not less than all) of the Defaulted Receivables owned by the Borrower in the event that the Borrower determines that the Servicer is not servicing the Defaulted Receivables in accordance with the Collection Policy or in a manner consistent with the Servicing Standard; provided that (x) the Servicer shall be reimbursed for any reasonable expenses incurred in such a transition pursuant to Section 2.6(b) (such expenses to be limited to the actual cost and expenses incurred by the Servicer, including the cost of any internal employee utilized in connection with such transition (the cost of such employee not to exceed $125 per hour)) and (y) any such retention of a third party servicer shall be subject to an agreement between the Servicer, the Administrative Agent and CLST (or an Affiliate thereof) whereby CLST (or an Affiliate thereof) shall agree to deposit into the Collection Account an amount equal to the aggregate amounts distributed to the Servicer pursuant to the foregoing clause (x) directly as a result of such transition.

(b)                   Beginning on September 20, 2010, the Servicer shall designate a specified employee whose employment duties shall be restricted solely to the realization upon Defaulted Receivables owned by the Borrower (e.g., the Servicer hereby covenants and agrees that such employee shall not be engaged in the servicing or collection practices for any Receivable not owned by the Borrower as of September 20, 2010).  The Borrower may from time to time elect to discontinue the use of such a dedicated Servicer employee and/or to thereafter elect to recommence such use, in either case by providing 30 days prior written notice to the Servicer.  The Borrower hereby agrees to reimburse the Servicer for the related costs of such employee on a monthly basis (by the 15th day of the following calendar month) as set forth on Schedule VI (as amended from time to time with the consent of the Servicer, the Borrower and the Administrative Agent), with such reimbursement to be paid by the Borrower out of funds otherwise available to the Borrower (and not from Available Funds); provided that no reimbursement obligations with respect to such an employee shall accrue from the date that is 30 calendar days following the date of any discontinuance notice furnished by the Borrower to the Servicer until such date, if any, as the Borrower elects to resume such arrangement and a dedicated employee is again hired or otherwise assigned on a full-time basis to the realization of Defaulted Receivables owned by the Borrower.  For avoidance of doubt, the Borrower shall have no obligation whatsoever to provide benefits to such employee, and the Borrower’s sole liability related to such employee shall be limited to reimbursement of the Servicer of the amounts on Schedule VI.  In the event any such employee is terminated or otherwise resigns from the employ of the Servicer, the Servicer shall use commercially reasonable efforts to fill such position unless the Borrower notifies the Servicer such position is no longer necessary.

(q)           Clause (n) in Section 10.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(n)                 the three-month rolling average Delinquent Accounts Ratio shall exceed 11%, or such greater percentage as may be in effect pursuant to Section 2.9, for (i) three consecutive months or (ii) any four months in a twelve month period (in each case, beginning the measurements with the January 2011 Reporting Date for the December 2010 Servicing Report (thereby encompassing the October 2010, November 2010 and December 2010 Collection Periods); such that the first month in which the trigger could be breached would be the March 2011 Reporting Date for the February 2011 Servicing Report); it is understood and agreed that if the trigger set forth above would not be breached as of a subsequent Reporting Date, such Event of Default shall be deemed cured and no longer continuing as of such subsequent Reporting Date; or”

(r)            Clause (o) in Section 10.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(o)                 the three-month rolling average Annualized Default Rate shall exceed 12%, or such greater percentage as may be in effect pursuant to Section 2.9, for (i) three consecutive months or (ii) any four months in a twelve month period (in each case, beginning the measurements with the January 2011 Reporting Date for the December 2010 Servicing Report (thereby encompassing the October 2010, November 2010 and December 2010 Collection Periods); such that the first month in which the trigger could be breached would be the March 2011 Reporting Date for the February 2011 Servicing Report); it is understood and agreed that if the trigger set forth above shall not be breached as of a subsequent Reporting Date, such Event of Default shall be deemed cured and no longer continuing as of such subsequent Reporting Date; or”

(s)           A new Section 13.18 is hereby added to the end of Article XIII of the Credit Agreement to read as follows:

“Section 13.18.  Sale of Equity Interests.  With the consent of the Administrative Agent, which consent shall not be unreasonably withheld, CLST may from time to time sell or transfer all or a portion of the equity interests of the Borrower to a third party.  For avoidance of doubt, such a transaction shall not constitute or give rise to an Event of Default.  In connection with any closing of a sale of equity interests, the Administrative Agent will provide a certification of amounts outstanding under the Credit Agreement, and of the absence (or existence, as the case may be) of Events of Default or circumstances which with the passage of time would constitute an Event of Default.”

(t)            Schedule V of the Credit Agreement is hereby amended in its entirety as set forth on Exhibit A hereto.

(u)           The Credit Agreement is hereby amended by adding a Schedule VI thereto as set forth on Exhibit B hereto.

ARTICLE IV

MISCELLANEOUS

Section 4.01.  Conditions Precedent.  This Amendment shall become effective as of August 31, 2010 upon (i) receipt by the Administrative Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto, (ii) receipt by the Administrative Agent of a replacement Note in the amount of $25,763,950.23 executed by the Borrower (and the substantially contemporaneous return by the Administrative Agent to the Borrower of the original Note), (iii) receipt by the Administrative Agent of the executed Sale and Assignment, (iv) receipt by the Borrower of $180,429.38, which shall be distributed from the Collection Account to an account specified by the Borrower to the Administrative Agent and the

Collateral Custodian, and (v) receipt by the Administrative Agent of opinions in form and substance satisfactory to the Administrative Agent.

Section 4.02.  Credit Agreement in Full Force and Effect as Amended.  Except as specifically amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.  All references to the Credit Agreement in any other document or instrument shall be deemed to mean the Credit Agreement as amended by this Amendment.  This Amendment shall not constitute a novation of the Credit Agreement, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and obligations of the Credit Agreement, as amended by this Amendment, as though the terms and obligations of this Amendment were set forth in the Credit Agreement.

Section 4.03.  Representations and Warranties.  The Borrower represents and warrants that immediately after giving effect to this Amendment (i) the representations and warranties of the Borrower set forth in the Transaction Documents are true and correct and (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing.  Each of CLST Financo, Inc., CLST Asset I, LLC, CLST Asset II, LLC, CLST Asset Trust II and the Borrower represents and warrants that immediately after giving effect to this Amendment it will be Solvent.

Section 4.04.  Release.

(I)  As a material part of the consideration for the Administrative Agent and Lenders entering into this Agreement, each of CLST Asset I, LLC, CLST Holdings, Inc., CLST Financo, Inc., CLST Asset II, LLC, CLST Asset Trust II, Robert Kaiser and the Borrower (the “CLST Parties”) hereby agrees as follows (the “Fortress Release Provision”):

(a)           Release and Discharge.  Each of the CLST Parties hereby releases and discharges Fortress Credit Co LLC, Fortress Credit Corp., Drawbridge Special Opportunities Fund LP, Fortress Credit Opportunities I, LP, Fortress Credit Funding I LP, Fortress Credit Funding III LP, FCC Finance, LLC and their respective predecessors, successors, assigns, officers, managers, directors, shareholders, members, partners, employees, agents, attorneys, representatives, subsidiaries, and affiliates (collectively, the “Fortress Released Parties”) from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, offsets, rights, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, presently possessed, known or unknown, whether liability therefor be direct or indirect, liquidated or unliquidated, presently accrued, absolute or contingent, and whether or not heretofore asserted, which all or any of the individual CLST Parties may have as of the execution date of this Agreement against any Fortress Released Party arising under or related to the Transaction Documents, the Revolving Credit Agreement (and any transaction documents related thereto) or any other document or agreement between any Fortress Released Party and any of the CLST Parties.

(b)           Representations and Warranties.  Each of the CLST Parties hereby represents and warrants to each Fortress Released Party that it understands that the Fortress Release Provision is a required condition to, and was a material consideration in, the agreement of the Administrative Agent and the Lenders to enter into this Amendment.

(c)           Broadly Construed.  Each of the CLST Parties hereby confirms that it is its express intent that the release and discharge set forth in the Fortress Release Provision be construed as broadly as possible in favor of the Fortress Released Parties so as to foreclose forever the assertion by any of the CLST Parties of any claims released hereby against the Fortress Released Parties.

(II)  As a material part of the consideration for the Borrower (and the other CLST Parties) entering into this Agreement, each of Fortress Credit Co LLC, Fortress Credit Corp., Drawbridge Special Opportunities Fund LP, Fortress Credit Opportunities I, LP, Fortress Credit Funding I LP, Fortress Credit Funding III LP and FCC Finance, LLC (the “Fortress Parties”) hereby agrees as follows (the “CLST Release Provision”):

(a)           Release and Discharge.  Each of the Fortress Parties hereby releases and discharges CLST Asset I, LLC, CLST Holdings, Inc., CLST Financo, Inc., CLST Asset II, LLC, CLST Asset Trust II, Robert Kaiser, the Borrower and their respective predecessors, successors, assigns, officers, managers, directors, shareholders, members, partners, employees, agents, attorneys, representatives, subsidiaries, and affiliates (collectively, the “CLST Released Parties”) from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, offsets, rights, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, presently possessed, known or unknown, whether liability therefor be direct or indirect, liquidated or unliquidated, presently accrued, absolute or contingent, and whether or not heretofore asserted, which all or any of the individual Fortress Parties may have as of the execution date of this Agreement against any CLST Released Party arising under or related to the Transaction Documents, the Revolving Credit Agreement (and any transaction documents related thereto) or any other document or agreement between any CLST Released Party and any of the Fortress Parties.

(b)           Representations and Warranties.  Each of the Fortress Parties hereby represents and warrants to each CLST Released Party that it understands that the CLST Release Provision is a required condition to, and was a material consideration in, the agreement of the Borrower (and the other CLST Parties) to enter into this Amendment.

(c)           Broadly Construed.  Each of the Fortress Parties hereby confirms that it is its express intent that the release and discharge set forth in the CLST Release Provision be construed as broadly as possible in favor of the CLST Released Parties so as to foreclose forever the assertion by any of the Fortress Parties of any claims released hereby against the CLST Released Parties.

Section 4.05.  Prior Understandings.  This Amendment sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, written or oral.

Section 4.06.  Counterparts.  This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 4.07.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.08.  Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (i) this Amendment is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as trustee of the Borrower, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as a personal representation, undertaking or agreement by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Borrower, (iii) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Borrower or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Amendment or any other related documents; provided, however, that U.S. Bank Trust National Association shall remain personally liable for the breach or failure of the representations and warranties made in its personal capacity in the Trust Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FCC INVESTMENT TRUST I,
as the Borrower

By:	U.S. Bank Trust National Association, not in its individual capacity but solely as statutory trustee

By:	/s/ Michael D. Bengtson
Name:	Michael D. Bengtson
Title:	Assistant Vice President

FCC FINANCE, LLC,
as the Servicer

By:	/s/ James D. Borschow
Name:	James D. Borschow
Title:	President

FORTRESS CREDIT CO LLC,
as the Administrative Agent

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT FUNDING I LP,
as a Lender

By:	Fortress Credit Funding I GP, LLC,
its general partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT FUNDING III LP,
as a Lender

By:	Fortress Credit Funding III GP, LLC,
its general partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT OPPORTUNITIES I L.P.,
as a Lender and as the sole Revolving Lender

By:	Fortress Credit Funding I GP, LLC,
its general partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Collateral Custodian

By:	/s/ Michael D. Bengtson
Name: /s/ Michael D. Bengtson
Title Assistant Vice President

LYON FINANCIAL SERVICES, INC.,
(d/b/a U.S. Bank Portfolio Services), not in its individual capacity but solely as Backup Servicer

By:	/s/ Brad Winkelman
Name: Brad Winkelman
Title SVP

Acknowledged and Agreed:

CLST Asset I, LLC
By: CLST Financo, Inc., its sole member

By:	/s/ Robert Kaiser
Name: Robert Kaiser
Title: President

CLST Asset II, LLC
By: CLST Financo, Inc., its sole manager

By:	/s/ Robert Kaiser
Name: Robert Kaiser
Title: President

CLST Asset Trust II

By: U.S. Bank Trust National Association,
not in its individual capacity but solely as statutory trustee

By:	/s/ Michael D. Bengtson
Name: Michael D. Bengtson
Title: Assistant Vice President

CLST Financo, Inc.

By:	/s/ Robert Kaiser
Name: Robert Kaiser
Title: President

S-1

CLST Holdings, Inc.

By:	/s/ Robert Kaiser
Name: Robert Kaiser
Title: President

ROBERT KAISER

/s/ Robert Kaiser

S-2

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By:	Drawbridge Special Opportunities GP LLC,
its General Partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

FORTRESS CREDIT CORP.

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	President

S-3

Exhibit A

SCHEDULE V

to Credit Agreement

COLLECTION POLICY

[See attached]

COLLECTIONS

POLICY - The FCC Collection Department is responsible for the effective management of loan receivables. Emphasis in this department is placed on “delinquency control” while complying with all “Company” and “Fair Debt Collection” practices. Individual conduct and the methodology used for training in this department must maintain acceptable industry standards used by prudent lenders for collecting delinquent accounts. It is the standard operating procedure of the Company to comply with all state and federal laws while servicing and collecting accounts. Compliance shall include but not be limited to Fair Debt Collection Practices as they may be enforced, adopted or amended. The Company will exercise “zero tolerance” for employee violations that may fall outside of state and/or federal acceptable collection practices.

PROCEDURE — The disciplines, rules and procedures implemented in this department must be strictly followed for the company to maintain delinquency control.

1.     DELINQUENCY CATEGORIES: Accounts are reported in one of five (5) specific classifications.

•      0 to 30 days past the account scheduled due date

•      31 to 60 days past the accounts scheduled due date

•      61 to 90 days plus past the accounts scheduled due date

•      91 to 120 days plus past the accounts scheduled due date

•      121+ days plus past the accounts scheduled due date

2.     REPORTS: The following reports are utilized on a daily, weekly, monthly and as need basis to assist the department in measuring individual performance, department goals and/or specific areas of concern that directly impact delinquency control.

•      Daily reporting includes Delinquency Lists, 1st Payment Defaults, Individual Collector Portfolio Assignments, Delinquency Comparison Reports, and individual collector system generated call logs

•      Monthly reporting include Bankruptcy, Charge-off and all Delinquency reports.

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PERSONNEL — The collection staff consists of Account Representatives assigned to a specific portfolio of loans based upon individual qualifications and ability, as determined by management based on our current asset class. FCC’s objective is to maintain staffing sufficient to insure less than 1000 accounts per Account Representative.

•      Training: The Collection Manager provides training to Account Representatives, both on an individual and group basis as warranted by department performance. The following publications, exercises and management interaction are required beginning with new employee orientation:

a)     Employee is given FCC’s Employee Policy and Procedures Manual for company philosophy and requirements.

b)     Employee is given a copy of the Fair Debt Collection Practices Act and Employee Handbook. The employee is required to execute an acknowledgment that these publications have been received, reviewed and understood. Acknowledgments are retained in the employee’s personnel file.

c)     The Collection Manager tours the offices with the new employee to familiarize the employee with each area, department and other personnel.

d)     Orientation includes an initial meeting with management to discuss responsibilities and expectations regarding performance. This meeting also provides an opportunity to discuss any employee questions pertaining to company policy or procedures.

e)     Employee training is given on the Collection System to insure documentation is captured efficiently.

f)     Collectors use staff meetings to share and discuss observations of collection efforts. These meetings are scheduled and supervised by the Collection Manager.

g)    Phone Monitoring is conducted by the Collection Managers to ensure the quality and performance of each individual Account Representative.

•      Evaluation: Each Account Representative is responsible for controlling delinquency in their assigned portfolio. Evaluations are measured by performance ratios as compared to company standards. The following is reviewed for each Account Representative enabling management to evaluate individual efforts and improve department efficiency:

2

a)     Daily Call Report (system generated)

b)     Periodic Review of individual accounts

c)     Call monitoring

d)     Any other manual or system generated reporting as the Collection Manager or management may deem effective

•      Work Schedule: The Collection Department Manager schedules times that are optimal for customer contact. As standard in the industry, hours are staggered and typically include some evening and Saturday scheduling. The Collection Manager determines the schedule that is provided in advance each week.

COLLECTION PRACTICES & DISCIPLINES - The following procedures are required when collecting accounts.

•      Telephone Collections: This is the primary method used for collecting past due accounts. Acceptable call hours are from 8:00AM until 9:00PM within a specific calling area. Phone collection activity can commence when the account becomes five (5) or more days past due and continue until the delinquency is resolved.

a)     First attempt is to make contact at residence.

b)     If unable to reach customer(s) at residence, a call is placed to the debtor(s) place of employment or other source of contact (unless notated differently, i.e. not to call at place of employment).

c)     Collection calls are made at various times of the day to insure maximum coverage.

d)     All collection efforts must be documented on the Collection System. Once contact is made the reason for delinquency should be documented in addition to verifying critical data and obtaining payment or setting a promise date for payment.

•      Collection Guidelines: Delinquency is worked by category

0 to 30 Days Delinquent

a)     First late notice (Section 16 Exhibit LLL) is system generated at 10 days delinquent on all accounts.

b)     Second late notice is system generated at 20 days delinquent on all accounts.

3

c)     The Account Representative will utilize previous pay history to determine the approach for each account and determine if a specific method or type of contact has been established to collect the account. If the account reflects previous delinquency, then standard telephone collection procedures should be followed. Efforts should continue daily until contact is made and the account has been set for payment or delinquency has been resolved.

d)     At 30-days past due, the Collection Manager reviews the account and determines if a customized letter should be sent (Section 16 Exhibit MMM). The Collection Manager during this review may provide further instruction to the Account Representative in the comment screen to assist in collection efforts. Examples of such instructions may include ordering the file, field call or skip tracing.

31-Day Plus Delinquent

a)     At 45 days past due, the Collection Manager re-evaluates the account offering suggestions, instruction and/to determine if legal action is recommended, in such cases executive management then reviews the account for approval.

b)     Based on this review and the Collection Manager documents any additional instruction for the Account Representative to ensure every effort has been made to resolve the delinquency.

•      Senior Lien Holder Contact: This avenue should only be used in the event there is difficulty contacting the customer(s) or to verify the status of the superior lien account. If the senior lien holder is in the process of foreclosure, the account must be immediately referred to the Collection Manager to determine the best course of action to protect FCC’s security interest.

•      Skip Tracing: is used to establish alternative methods of contact or to locate a customer(s) when no other means of contact have been successful. The following are possible sources that may be used to locate or contact the customer(s). The customer file and Accurint (Accurate Report is an outside skip tracing system) (Section 16 Exhibit NNN) will be required to accomplish this task.

4

a)     Credit Report — obtain a current credit bureau report to search for any new creditors, inquiries or other pertinent information.

b)     Internet — obtain any public information listed on the internet that may assist locate a customer.

c)     Relatives, Friends and Co-Workers — may be used for new information and usually have the most recent information regarding the customer(s). However, this method of contact requires that NO DISCLOSURE be made as to the purpose of the inquiry.

•      Field Calls: FCC uses an out source company for face to face contact with the customer(s). This service can be used by completion of the order form example in (Section 16 Exhibit OOO). Use of this service requires Collection Manager approval. If face to face contact is made, they will put the customer(s) on the phone with the Account Representative. If unable to make personal contact with customer(s), they will fax and mail a report with observational information example in (Section 16 Exhibit PPP).

•      Judgment: This is a legal remedy available when a customer(s) refuse to make voluntary efforts to resolve the delinquency. This action requires an attorney and must be approved by the Collection Manager and the President. This legal method of collection may allow garnishment of wages or other assets depending on State and Federal laws in affect where the customer(s) reside.

•      Settlement: This is a method to liquidate accounts that will otherwise continue to affect delinquency and eventually become a charge off. Settlement can be used to recover charged off accounts. This method of collection requires Executive Management approval and is used when all other collection remedies have been exhausted (i.e. no equity in FCC lien position, senior lien holder foreclosed, customer(s) declared bankruptcy, etc.).

BANKRUPTCY - This is the legal method used by customer(s) to liquidate or reorganize their debts. Once notification of bankruptcy is received (either written or verbally) all standard collection activity must cease. There are three stages in the Bankruptcy process; Pre-Bankruptcy, Bankruptcy and Post-Bankruptcy:

1.             Pre-Bankruptcy:

Once FCC is notified that a customer has retained an attorney for Bankruptcy, the account is placed in the pre-bankruptcy queue and the following steps are taken:

5

a)     The attorney is immediately contacted to verify the upcoming bankruptcy filing and is made aware of FCC being either a secured or unsecured creditor. Potential case information is also obtained such as chapter, intentions regarding property if secured, and the possibilities of a reaffirmation.

b)     The account is constantly monitored. Attorneys are called on a weekly or bi-weekly basis to obtain case information.

c)     Pacer is monitored closely for case information.

d)     Once a bankruptcy case has been filed and obtained, the account then goes into the second stage of the Bankruptcy process.

2.             Bankruptcy: The accounts are segregated by Chapters 7 or 13, all notifications and documents are then forwarded to the attorney for appropriate action.

a)     Chapter 13 (Secured)

1.     All written notifications are sent to attorney

2.     Proof of claim and loan documents are forwarded to attorney for proper filing

3.     Plan is then reviewed for appropriate filing of secured claim for FCC under the plan

4.     Accounts are monitored for payments

5.     Trustees are contacted for payments being made through the plan

6.     Debtor’s attorneys are contacted for payments being made directly by debtor or payments in arrears post petition

7.     When permitted by the debtor’s attorneys, customers are contacted for payments in arrears

8.     Payment reminders are sent to attorneys

9.     If the FCC is to be paid directly by the trustee, the loan is monitored to ensure monthly payment is being sent by trustee, if payments are missed Trustee is contacted for resolution

b)     Chapter 13 (Unsecured)

1.     All written notifications are sent to attorney

2.     Proof of claim and loan documents are forwarded to attorney for proper filing

3.     Plan is then reviewed for appropriate filing of unsecured priority claim for FCC under the plan

4.     Trustees are contacted for payments being made through the plan for unsecured debt

6

c)     Chapter 7

Two Types of Disposition:

•      Reaffirmation: debtor intends to retain possession of their home and continue making the regular monthly payment according to the terms of the contract. Whenever possible, have the debtor and their attorney execute a Re-Affirmation Agreement for filing with the court. Monitor for all payments according to the servicing system due dates.

•      Surrender: debtor no longer wishes to keep their home. Typically, the debtor surrenders their home to the mortgage lien holders.

3.             Post Bankruptcy

a)     Dismissal

•      Once the bankruptcy is dismissed, contact attorney and trustee for confirmation of dismissal and continue collection of the account.

b)     Discharged

•      Under a chapter 7 with reaffirmation, continue normal collection of the account.

•      Under a chapter 7 without reaffirmation:

•      Secured: lien remains in place and debtor is to continue payments as long as they intend to keep property

•      Unsecured: Collection efforts must cease as debt has been discharged.

CHARGEOFF:

Purpose: The purpose for charging accounts to “profit and loss” is to segregate non-performing loans in order to obtain accurate delinquency and to determine loan losses.

•        Account must be 121-days or more past due or declared currently uncollectible prior to 120 day delinquency.

•        Each Account is worked for recovery through collecting and legal channels.

7

Exhibit B

SCHEDULE VI

to Credit Agreement

Employee Compensation Reimbursement

Hourly Rate: $16.00

Monthly Wages: not to exceed $2,560.00

Federal Medicare/EE Tax: $340.50/month

WC: $13.57/month

Health/Dental Insurance Coverage: $330.00/month

Phone Invoice: not to exceed $43.36/month

Total Monthly Costs subject to reimbursement by the Borrower shall not exceed $3,287.43.

Annex A

Servicing Report - FCC Investment Trust		Collection Period Payment Date	Aug-10 10/29/2010

All balances are inclusive of the August 2010 transactions distributed in September 2010.
		Total
Bulk Principal balance (ending August)		30,746,992.84
Flow Principal balance (ending August)		6,351,447.95
Loans sold		—
Plus receivables pledged during the month		—
Less FCC principal collections		—
Plus/minus other adjustments		(267,949.80)
I. Total Pledged Receivables		36,830,490.99

Less Defaulted Receivables
Bulk Greater than 120 days delinquent		4,930,867.46
Flow Greater than 120 days delinquent		246,670.74

II.	Total Eligible Receivable Balance	31,652,952.79

III.	Maximum Advance Rate	81.3950926%

IV.	Eligible Receivable Balance (ERB) x Maximum Advance Percentage	25,763,950.23

V.	Collection Account Balance (Collection Account Activity during Remittance Period)
	Balance as of prior Cut-off Date	—
(+)	Collections on FCC assets	—
(+)	Collections on Fair assets	—
(+ -)	Other Transfers to/from the Borrower	—
(-)	Accrued Yield	—
(-)	Accrued Fees	—
(-)	Principal Paydown	—
(+)	Deposits in Transit (+Account Balance Lockbox as of month end)	—
(-)	Third Party Expenes (Backup Servicer, Custodian, Collection Account, Servicer)	—
(+)	Wire to correct Deficiency	—
(-)	Borrowing Base Surplus taken out (Remittance Date)	72,000.00
(+ -)	Other Transfers	177,207.35
(+)	Income Collection Account	—
	Collection Account Balance as of month end	249,207.35

VI.	Collection Account Activity at Remittance Date

(-)	Principal Paydown	(68,534.91)
(-)	To the Borrower Borrowing Base Deficiency / (Surplus)	(180,672.44)

VII.	Remittance Date Distributions

(i)	Collateral Custodian Fees (min. $100 per month)	—
(ii)	Owner Trustee Fee	—
(iii)	Back-up Servicer Fees	—
(iv)	Management Fee
(v)	Accrued Yield	—
	FCF I	—
	FCL	—
(vi)	Borrowing Base deficiency	—
(vii)	Other Obligations due to Lender-Legal Invoice	—
(viii)	After Early Amortization Event - Amount necessary to repay outstanding balance	—
(x)	Cash Flow Reserve Deposit	—
(xii)	Overpayments / FCC Cash	—
(xiii)	US Bank Analysis Fee Reim (50%)	—
(xiv)	Remaining Balance in Collection Account (after actual close of Remittance Period)	—

VIII.	Capital Limit - the lesser of (a) and (b):
Sum of iV + V: ERB x Maximum Advance Percentage
	(+) Collection Account Balance	25,763,950.23

IX.	Outstanding Loan Amount
	Beginning Loans Outstanding	21,949,046.82
(-)	Principal Repayments	(68,534.91)
(+)	Other Borrowings	3,383,438.32
	Ending Loans Outstanding	25,763,950.23

X.	Accrued Yield and Fees
(+)	Accrued Yield (FCF I)	—
(+)	Accrued Yield (FCF III)	—
	Total Accrued Yield and Fees	—

XI.	Facility Amount (DC)	25,763,950.23

XII.	Borrowing Surplus/ (Deficiency) (VIII - IX)	0.00

XIII.	Is Advance Percentage less than or equal to Maximum Advance Percentage?		Yes
	Advance Percentage	81.40%
	Maximum Advance Percentage	81.40%

XIV.	Delinquency

	All Eligible Receivables	Total Principal Balance (in $)	Bulk Principal Balance (in $)	Flow Principal Balance (in $)
	Current - =<30 days	29,369,923.68	23,433,253.26	5,936,670.42
	31-60 days	967,028.03	884,531.72	82,496.31
	61-90 days	728,867.15	692,094.11	36,773.04
	91-120 days	587,133.93	538,296.49	48,837.44
	Total	31,652,952.79	25,548,175.58	6,104,777.21

XV. Early Amortization Event Test

Excess Spread
Weighted Average APR of all Eligibe Receivables	14.41%
LIBOR Rate	0.25940%
Spread (fixed)	5.5%
Interest Rate	5.8%

Excess Spread	8.65%
Is Excess Spread greater or equal to 4.00%?	NO HEDGING REQUIRED
If Excess Spread is below 4.00%, has the Borrower entered into a Hedge Transaction	N/A
Is Excess Spread greater or equal to 3.00% ?	IN COMPLIANCE

3 Month Rolling Avg Delinquent Accounts Ratio
Pledged Eligible Receivables that were Delinquent Receivables	2,283,029.11
Aggregate Outstanding Balance of all Eligible Receivables as of the end of such Collection Period	31,652,952.79

3 Month Rolling Avg Delinquent Accounts Ratio	7.29%
Is 3 Month Rolling Avg Delinquent Accounts Ratio less than or equal to 11.00%?	IN COMPLIANCE

3 Month Rolling Avg Annualized Default Rate
Pledged Eligible Receivables that became Defaulted Receivables	275,678.33
Aggregate Outstanding Balance of all Eligible Receivables as of the first day of such Collection Period	32,424,840.26

3 Month Rolling Avg Annualized Default Rate	8.92%
Is 3 Month Rolling Avg Annualized Default Rate less than or equal to 12.00%?	INCOMPLIANCE

The undersigned hereby represents and warrants that this report is a true and accurate accounting of the Receivables as of the date hereof, in accordance with the terms and conditions of the First Amendment to the Credit Agreement dated as of October 29, 2010 among FCC Investment Trust I as Borrower, Fortress Credit Opportunities I LP and Fortress Credit Funding I LP and Fortress Credit Funding III LP as Lender, and Fortress Credit Co LLC as Administrative Agent.

FCC Investment Trust I	Tuesday, August 31, 2010

Name:

Title:

Servicing Report - FCC Investment Trust		Collection Period Payment Date	Sep-10 10/29/2010
All balances are inclusive of the September 2010 transactions distributed in October 2010.
		Total
Principal balance (ending prior month)		36,830,734.05
Loans sold		—
Less principal collections		(490,614.95)
Plus/minus other adjustments
I. Total Pledged Receivables		36,340,119.10

Less Defaulted Receivables
Greater than 120 days delinquent (ending prior month)		5,177,943.26
New defaults		366,982.48
Adjustments		—
Recoveries		(14,711.50)
Greater than 120 days delinquent as of reporting date		5,530,214.24

II.	Total Eligible Receivable Balance	30,809,904.86

III.	Maximum Advance Rate	81.43995592%

IV.	Eligible Receivable Balance (ERB) x Maximum Advance Percentage	25.091,572.94

V.	Collection Account Balance (Collection Account Activity during Remittance Period)
	Balance as of prior Cut-off Date	—
(+)	Collections	677,354.16
(+ -)	Other Transfers to/from the Borrower	72,000.00
(-)	Accrued Yield	—
(-)	Accrued Fees	—
(-)	Principal Paydown	—
(+)	Deposits in Transit (i.e. Account Balance Lockbox as of month end + Pay by Phone + Trans Union)	186,173.39
(-)	Third Party Expenes (Backup Servicer, Custodian, Collection Account, Servicer)	—
(+)	Wire to correct Deficiency	—
(-)	Borrowing Base Surplus taken out (Remittance Date)	—
(+ -)	Other Transfers	176,964.29
(+)	Interest Income Collection Account less all bank fees	(2,715.37)
	Collection Account Balance as of month end	1,109,776.47

VI.	Collection Account Activity at Remittance Date

(-)	Principal Paydown	(740,912.20)
(-)	To the Borrower Borrowing Base Deficiency / (Surplus)	(180,429.38)

VII.	Remittance Date Distributions

(i)	Collateral Custodian Fees (min. $100 per month)	(931.85)
(ii)	Owner Trustee Fee & Collection Account Bank Fees / Expenses	(1,900.00)
(iii)	Back-up Servicer Fees	(2,088.96)
(iv)	Management Fee	(46,038.42)
(v)	Accrued and unpaid Interest
	FCF I	(7,587.54)
	FCF III	(99,331.90)
	FCO I	(15,696.94)
(vi)	Borrowing Base deficiency	—
(vii)	Other Obligations due to Lender	—
(viii)	After occurrence and during the continuance of an Event of Default - Amount necessary to repay outstanding balance	—
(x)	Overpayments / FCC Cash	(14,859.28)
(xii)	Remaining Balance in Collection Account (after actual close of Remittance Period)	(0.00)

VIII.	Capital Limit - the lesser of (a) and (b):
	Sum of iV + V: ERB x Maximum Advance Percentage
	(+) Collection Account Balance	25,091,572.94
IX.	Outstanding Loan Amount
	Beginning Loans Outstanding	25,832,485.14
(-)	Required Reduction Amount	(740,912.20)
	Ending Loans Outstanding	25,091,572.94

X.	Accrued Yield and Fees
(+)	Accrued Yield (FCF I)	7,587.54
(+)	Accrued Yield (FCF III)	99,331.90
(+)	Accrued Yield (FCO I)	15,696.94
	Total Accrued Yield and Fees	122,616.38

XI.	Facility Amount (IX.)	25,091,572.94

XII.	Borrowing Surplus / (Deficiency) (VIII - IX)	(0.00)

XIII.	Is Advance Percentage less than or equal to Maximum Advance Percentage?		Yes
	Advance Percentage	81.44%
	Maximum Advance Percentage	81.44%

XIV.	Delinquency

		Principal Balance (in $)
	All Eligible Receivables
	Current - =<30 days	28,628,279.28
	31-60 days	1,109,343.69
	61-90 days	632,647.77
	91-120 days	439,634.12
	Total	30,809,904.86

XV.	Early Amortization Event Test

Excess Spread
	Weighted Average APR of all Eligibe Receivables	14.41%
	LIBOR Rate	0.25938%
	Spread (fixed)	5.5%
	Interest Rate	5.8%

	Excess Spread	8.65%
	Is Excess Spread greater or equal to 4.00%?	NO HEDGING REQUIRED
	If Excess Spread is below 4.00%, has the Borrower entered into a Hedge Transaction	N/A
	Is Excess Spread greater or equal to 3.00%?	IN COMPLIANCE

3 Month Rolling Avg Delinquent Accounts Ratio
	Pledged Eligible Receivables that were Delinquent Receivables	2,181,625.58
	Aggregate Outstanding Balance of all Eligible Receivables as of the end of such Collection Period	30,809,904.86

	3 Month Rolling Avg Delinquent Accounts Ratio	7.25%
	Is 3 Month Rolling Avg Delinquent Accounts Ratio less than or equal to 11.00%?	IN COMPLIANCE

3 Month Rolling Avg Annualized Default Rate
	Pledged Eligible Receivables that became Defaulted Receivables	366,982.48
	Aggregate Outstanding Balance of all Eligible Receivables as of the first day of such Collection Period	31,652,952.79

	3 Month Rolling Avg Annualized Default Rate	10.54%
	Is 3 Month Rolling Avg Annualized Default Rate less than or equal to 12.00%?	IN COMPLIANCE

The undersigned hereby represents and warrants that this report is a true and accurate accounting of the Receivables as of the date hereof, in accordance with the terms and conditions of the First Amendment to the Credit Agreement dated as of October 29, 2010 among FCC Investment Trust I as Borrower, Fortress Credit Opportunities I LP and Fortress Credit Funding I LP and Fortress Credit Funding III LP as Lender, and Fortress Credit Co LLC as Administrative Agent.

FCC Investment Trust I	Thursday, September 30, 2010

Name:

Title: